Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Kevin Russell

Aware, Inc.
781-276-4000

Aware, Inc. Reports Third Quarter 2017

Financial Results

BEDFORD, MASS. – October 24, 2017 – Aware, Inc. (NASDAQ: AWRE), a leading supplier of biometrics software and services, today reported financial results for its third quarter ended September 30, 2017.

Revenue for the third quarter of 2017 and 2016 was $5.9 million for both periods. Operating income in the third quarter of 2017 was $1.7 million compared to $2.3 million in the third quarter of 2016. The decrease in operating income was primarily due to: i) higher research and development expenses; and ii) lower patent related income from an unaffiliated third party.

Net income in the third quarter of 2017 was $1.2 million, or $0.06 per diluted share, which compares to $1.6 million, or $0.07 per diluted share, in the same period a year ago.

Revenue for the first nine months of 2017 was $13.0 million, a decrease of 26% compared to $17.6 million in the same nine month period last year. Operating income for the first nine months of 2017 was $2.3 million compared to $5.3 million in the same period last year. The decrease in revenue and operating income were primarily due to: i) a large biometrics software license sale to a U.S. government military customer in the second quarter of 2016 whereas there was no sale of that size in the first nine months of 2017, ii) higher imaging software revenue during the first nine months of 2016 from revenue amortization of a 2015 medical imaging software sale that was only partially offset by a large software license sale to a medical imaging customer in the first nine months of 2017, iii) no hardware sales in the first nine months of 2017; and iv) higher research and development expenses. The resulting decline in operating income was partially offset by: i) higher patent related income from an unaffiliated third party, ii) lower cost of software licenses; and iii) lower cost of hardware sales.

Aware, Inc. • 40 Middlesex Turnpike • Bedford, MA USA 01730-1432

Tel: (781) 276-4000 • Fax: (781) 276-4001 • E-mail: IR@aware.com

Aware, Inc. Reports Third Quarter 2017 Financial Results	Page 2

Net income for the first nine months of 2017 was $1.9 million, or $0.08 per diluted share, which compares to $3.6 million, or $0.16 per diluted share, in the same period a year ago.

Kevin Russell, Aware’s chief executive officer and president, said “The financial performance of our business was stronger then in the second quarter. Revenue and operating income were lifted by a large license sale to a medical imaging customer as well as continued business from significant government customers. We continue to make investments in our commercial/mobile business as evidenced by the introduction last week of our Knomi™ mobile authentication framework. Knomi utilizes face, voice, and keystroke dynamics to enable multi factor biometric authentication from mobile phones. Our ongoing strategy is to serve as the high quality, expert technical provider of biometric software solutions and services into the government and commercial/mobile markets.”

About Aware

Aware is a leading provider of biometrics software products and development services to governments, system integrators, and solution providers globally. Our products include SDKs, software components, workstation applications, and a modular, centralized, service-oriented platform. They fulfill a broad range of functions critical to biometric authentication and search, including face, fingerprint, iris and voice capture, sample quality assurance, data compliance, capture hardware peripheral abstraction, centralized data processing and workflow, subsystem connectivity, and biometric matching algorithms. The products apply biometrics to enable identity-centric security solutions for applications including banking and payments, border management, credentialing and access control, intelligence and defense, and law enforcement. Aware is a publicly held company (Nasdaq: AWRE) based in Bedford, Massachusetts.

See Aware’s website for more information about our biometrics software products.

Safe Harbor Warning

Portions of this release contain forward-looking statements regarding future events and are subject to risks and uncertainties, such as estimates or projections of future revenue and earnings, and the growth of the biometrics markets. Aware wishes to caution you that there are factors that could cause actual results to differ materially from the results indicated by such statements.

Risk factors related to our business include, but are not limited to: i) our operating results may fluctuate significantly and are difficult to predict; ii) we derive a significant portion of our revenue from government customers, and our business may be adversely affected by changes in the contracting or fiscal policies of those governmental entities; iii) a significant commercial market for biometrics technology may not develop, and if it does, we may not be successful in that market; iv) we derive a significant portion of our revenue from third party channel partners; v) hardware revenue is likely to decline in future periods; vi) we face intense competition from other biometrics solution providers; vii) our business is subject to rapid technological change; viii) our software products may have errors, defects or bugs which could harm our business; ix) our business may be adversely affected by our use of open source software; x) our intellectual property is subject to limited protection; xi) we may be sued by third parties for alleged infringement of their proprietary rights; xii) we must attract and retain key personnel; xiii) we rely on single sources of supply for certain components used in our hardware products; xiv) our business may be affected by government regulations and adverse economic conditions; xv) we may make acquisitions that could adversely affect our results, and xvi) we may have additional tax liabilities.

Aware, Inc. Reports Third Quarter 2017 Financial Results	Page 3

We refer you to the documents Aware files from time to time with the Securities and Exchange Commission, specifically the section titled Risk Factors in our annual report on Form 10-K for the fiscal year ended December 31, 2016 and other reports and filings made with the Securities and Exchange Commission.

Aware is a registered trademark of Aware, Inc. Any other trademarks appearing herein are the property of their respective owners.

Aware, Inc. Reports Third Quarter 2017 Financial Results	Page 4

AWARE, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenue:
Software licenses	$4,433	$4,136	$8,332	$12,257
Software maintenance	1,088	1,288	3,623	3,750
Services	343	426	924	1,061
Hardware	-	-	-	317
Royalties	41	49	118	252
Total revenue	5,905	5,899	12,997	17,637

Costs and expenses:
Cost of software licenses	27	-	274	1,101
Cost of services	178	146	499	517
Cost of hardware	-	-	-	234
Research and development	2,151	1,752	5,884	5,204
Selling and marketing	1,054	1,069	3,020	3,100
General and administrative	849	857	2,454	2,452
Total costs and expenses	4,259	3,824	12,131	12,608

Patent related income	19	238	1,422	238

Operating income	1,665	2,313	2,288	5,267
Other income	-	-	36	-
Interest income	109	76	281	215
Income before provision for income taxes	1,774	2,389	2,605	5,482
Provision for income taxes	545	816	742	1,839
Net income	$1,229	$1,573	$1,863	$3,643

Net income per share – basic	$0.06	$0.07	$0.09	$0.16
Net income per share – diluted	$0.06	$0.07	$0.08	$0.16

Weighted-average shares – basic	21,679	22,847	21,900	22,934
Weighted-average shares - diluted	21,758	22,939	21,967	22,996

Aware, Inc. Reports Third Quarter 2017 Financial Results	Page 5

AWARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	September 30, 2017	December 31, 2016
ASSETS
Cash and investments	$49,125	$52,864
Accounts receivable, net	5,616	3,016
Property and equipment, net	4,385	4,634
Deferred tax assets	5,648	1,078
All other assets, net	360	392

Total assets	$65,134	$61,984

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$1,816	$1,210
Deferred revenue	2,729	2,933
Total stockholders’ equity	60,589	57,841

Total liabilities and stockholders’ equity	$65,134	$61,984

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Aware, Inc. • 40 Middlesex Turnpike • Bedford, MA USA 01730-1432

Tel: (781) 276-4000 • Fax: (781) 276-4001 • E-mail: IR@aware.com